Exhibit 99.1

Educate, Inc. to be Acquired by Management Group, Sterling Capital

Partners and Citigroup Private Equity for $8.00 per Share in Cash

BALTIMORE, January 29, 2007 - Educate, Inc. (NASDAQ: EEEE), a leading pre-K-12 education company delivering supplemental education services and products to students and their families, announced today that it has entered into a definitive agreement to be acquired by a group of investors including Christopher Hoehn-Saric, Chairman and Chief Executive Officer, Peter Cohen, President and Chief Operating Officer, and certain other members of management and affiliates of Sterling Capital Partners and Citigroup Private Equity for $8.00 per share in cash. The total value of the transaction, including assumed debt, is approximately $535 million.

The Board of Directors of the Company (other than members of the Board of Directors who are affiliated with the buyer group), acting upon the unanimous recommendation of an independent Negotiation Committee, has approved the merger agreement. The transaction, which is expected to close in the second quarter of 2007, is subject to approval by the Company’s stockholders, as well as other customary closing conditions, including the receipt of regulatory approvals. Apollo Sylvan, LLC and Apollo Sylvan II, LLC, holders of approximately 53% of the Company’s common stock, have entered into a Voting Agreement agreeing to vote their shares in favor of the proposed merger.

Credit Suisse, Houlihan Lokey Howard & Zukin Capital, Inc. and Goldman, Sachs & Co. acted as financial advisors to the Negotiation Committee in connection with the merger. Skadden, Arps, Slate, Meagher & Flom LLP and Hughes Hubbard & Reed LLP have acted as the Negotiation Committee’s legal counsel. Signal Hill acted as financial advisor to the investor group. Katten Muchin Rosenman LLP is acting as counsel to the investor group.

*********

About Educate, Inc.

Educate, Inc., (NASDAQ: EEEE) is a leading pre-K-12 education company delivering supplemental education services and products to students and their families. Educate’s consumer services businesses, including Sylvan Learning, North America’s best-known and most trusted tutoring brand, operates the largest network of tutoring centers, providing supplemental, remedial and enrichment instruction and its Educate Products business delivers educational products including the highly regarded Hooked on Phonics early reading, math and study skills programs. Catapult Learning, its school partnership business unit, is a leading provider of educational services to public and non-public schools. In its 25-year history, Educate has provided trusted, personalized instruction to millions of students improving their academic achievement and helping them experience the joy of learning. More information on Educate, Inc. can be found at www.educate-inc.com.

About Sterling Capital Partners

Sterling Capital Partners is an affiliate of Sterling Partners (“Sterling”), a private equity fund group with over $1.2 billion of capital under management. Founded in 1983, Sterling is a leading investor in the for-profit education industry. The firm partners with superior management teams, invests in companies with strong business fundamentals and leverages the firm’s proprietary methodology for acceleration of growth. Sterling collaborates closely with entrepreneurs and business owners to achieve the growth standard in their industry. Sterling Capital Partners assumes controlling interests in middle-market companies through equity investments ranging from $15 million to over $100 million per company. Industries of focus include education, healthcare, business services, direct marketing, specialty manufacturing and distribution, and technology.

About Citigroup Private Equity

Citigroup Private Equity (“CPE”), a unit of Citigroup Alternative Investments, is the primary investment arm of Citigroup Inc. (NYSE: C) that makes direct equity investments in partnership with leading private equity firms. CPE focuses on leveraged buyouts and recapitalizations across a broad range of industries, geographies and transaction sizes, and is currently investing Citigroup Capital Partners II, a $3.297 billion fund that closed in December 2006.

CPE manages and advises on approximately $12 billion, comprising more than 75 direct private equity and mezzanine investments and over 330 limited partnership investments, on behalf of proprietary accounts and clients of Citigroup Inc. CPE’s 20 investment professionals are based in New York and London.

Citigroup (NYSE: C), the leading global financial services company, has some 200 million customer accounts and does business in more than 100 countries, providing consumers, corporations, governments and institutions with a broad range of financial products and services, including consumer banking and credit, corporate and investment banking, insurance, securities brokerage, and asset management. Major brand names under Citigroup’s trademark red umbrella include Citibank, CitiFinancial, Primerica, Smith Barney, and Banamex. Additional information may be found at www.citigroup.com.

Forward-looking Statements

This release includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company’s actual results could differ materially from those described in the forward-looking statements. The following factors might cause such a difference: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that have been or may be instituted against the Company and others following announcement of the proposal or the merger agreement; the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to the completion of the merger, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of other required regulatory approvals; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; the development and expansion of the Sylvan Learning franchise system; changes in the relationships among Sylvan Learning and its franchisees; the Company’s ability to effectively manage business growth; increased competition from other educational service providers; changes in laws and government policies and programs; changes in the acceptance of the Company’s services and products by institutional customers and consumers; changes in customer relationships; acceptance of new programs, services, and products by institutional customers and consumers; the seasonality of operating results; and global economic conditions, including interest and currency rate fluctuations, and inflation rates. Additional information regarding these and other risk factors and uncertainties are set forth from time to time in the Company’s filings with the Securities and Exchange Commission, available for viewing on the Company’s website www.educate-inc.com. (To access this information on the Company’s website, click on “Investor Relations” and then “SEC Filings”.) All forward-looking statements are based on information available to the Company on the date of this Release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find it

In connection with the proposed merger, Educate will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Educate at the Securities and Exchange Commission’s web site at http://www.sec.gov.

Educate and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of Educate’s participants in the solicitation is set forth in Educate’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.

Contact:

Rubenstein Associates

Marcia Horowitz

212 843 8014

Dan Brady

212 843 8292

3